Exhibit 99.1

CAUSE NO. B-186,968

JOSEPH WEISS, Derivatively on Behalf	§	IN THE DISTRICT COURT OF
of Huntsman Corporation,	§
Plaintiff	§
§
VS.	§
	§	JEFFERSON COUNTY, TEXAS
HUNTSMAN COPORATION	§
Nominal Defendant	§
§
and	§
§
Nolan D. Archibald,	§
Anthony M. Burns,	§
Marsha J. Evans,	§
Patrick T. Harker, Ph.D.,	§
Jon N. Huntsman, Sr.	§
Peter R. Huntsman,	§
H. William Lichtenberger,	§
Sir Robert J. Margetts,	§
Richard A. Michaelson,	§
Wayne A. Reaud, and	§
Alvin V. Shoemaker,	§
Defendants	§	60th JUDICIAL DISTRICT
	§	COURT

NOTICE OF SETTLEMENT OF DERIVATIVE ACTION,

HEARING THEREON, AND RIGHT TO APPEAR

IMPORTANT NOTICE TO ALL HOLDERS OF HUNTSMAN CORPORATION COMMON STOCK DURING THE PERIOD JUNE 24, 2007, THROUGH DECEMBER 30, 2010 (“CURRENT HUNTSMAN SHAREHOLDERS”) AND THEIR SUCCESSORS-IN-INTEREST. PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS RESULT OF THIS SETTLEMENT.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative action (the “Action”) is being settled. The terms of the proposed settlement of the Action (the “Settlement”) are set forth in a Stipulation of Settlement dated December 30, 2010 (the “Stipulation”). This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.(1)

(1) All capitalized terms herein have the same meanings as set forth in the Stipulation.

The Action was brought derivatively on behalf of Huntsman Corporation (“Huntsman” or the “Company”) against certain current and former officers and directors of the Company for alleged breaches of fiduciary duties regarding, among other things, the Company’s director and officers compensation practices and policies.

The terms of the Settlement set forth in the Stipulation includes (1) the adoption and/or implementation of a variety of reforms, including measures that relate to and address many of the alleged underlying issues in the Action, including, but not limited to, the implementation of various corporate governance reforms; and (2) the implementation of various practices and procedures for determining and awarding compensation to the Company’s officers and directors. The Settlement also provides for Huntsman to pay Plaintiff’s Counsel’s attorneys’ fees and expenses in the amount of $1 million (the “Fee and Expense Award”), subject to Court approval.

IF YOU ARE A CURRENT OWNER OF HUNTSMAN COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

On February 10, 2011, at 1:30 pm a hearing (the “Settlement Hearing”) will be held in the 60th District Court, Jefferson County Courthouse, 1149 Pearl Street, Beaumont, Texas 77701, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable, and adequate; (2) whether the Action should be dismissed on the merits and with prejudice; (3) whether the agreed-to Fee and Expense Award described above should be awarded, and (4) such other matters as may be necessary or proper in the circumstances.

Any Current Huntsman Shareholder that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, and may enter an appearance through counsel of such Person’s own choosing and at such Person’s own expense or may appear on their own. However, no Person other than Plaintiff’s Counsel and Defendants’ counsel in the Action shall be heard at the Settlement Hearing unless no later than fourteen (14) days prior to the date of the Settlement Hearing, such Person has filed with the Court and delivered to counsel for the Parties a written notice of objection, signed as authorized by the objecting shareholder, setting forth their ground for opposing the Settlement, and proof of both their status as a current Huntsman shareholder and the dates of stock ownership in Huntsman. Any objecting shareholder must also file with the Court and deliver to all counsel in the Action (listed below), copies of any documents, exhibits, affidavits, or other evidence the shareholder will rely upon in support of his or her objection.  Only Current Huntsman Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before January 27, 2011, with service on the following parties:

2

Patrick Slyne, Esq.	L. DeWayne Layfield, Esq.
Stull, Stull & Brody	Law Office of L. DeWayne Layfield
6 East 45th Street	P.O. Box 3829
New York, New York 10017	Beaumont, Texas 77704

Attorney for the Plaintiff	Attorney for Huntsman Corporation

Any Person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

Current Huntsman Shareholders who have no objection to the Settlement or the Fee and Expense Award do not need to appear at the Settlement Hearing or take any other action. If you are a Current Huntsman Shareholder, you will be bound by the Final Order and Judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in the Action.

Inquiries may be made to Plaintiff’s Counsel: Patrick Slyne, Stull, Stull & Brody, 6 East 45th Street, New York, New York 10017.

DATED: January 4, 2011

BY ORDER OF THE 60TH DISTRICT COURT
JEFFERSON COUNTY, TEXAS

DO NOT CONTACT THE CLERK OF THE COURT

REGARDING THIS NOTICE